UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2019

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)
(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01	Entry into a Material Definitive Agreement.
On April 26, 2019, American Renal Holdings Inc. (“ARH”), an indirect wholly-owned subsidiary of American Renal Associates Holdings, Inc. (“ARAH”), American Renal Holdings Intermediate Company, LLC (“Holdings”) and SunTrust Bank (“SunTrust”), as Administrative Agent, Swingline Lender and L/C Issuer, entered into an Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated June 22, 2017 (the “Credit Agreement”), by and among ARH, Holdings, the lenders party thereto; SunTrust, as Administrative Agent, Swingline Lender and L/C Issuer; SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Wells Fargo Securities, LLC (“Wells Fargo”), Barclays Bank PLC (“Barclays”), and JPMorgan Chase Bank, N.A. (“JPM”), as joint lead arrangers; Merrill Lynch and Wells Fargo, as Co-Syndication Agents; and Barclays and JPM, as Co-Documentation Agents.
The Amendment, waives, among other things, any defaults or events of default that may have resulted or may result from ARH (i) failing to satisfy the maximum consolidated net leverage ratio when required, and (ii) failing to deliver when required certain financial information for the fiscal years ended December 31, 2017 and December 31, 2018 and for the fiscal quarters ended June 30, 2017, September 30, 2017, March 31, 2018, June 30, 2018, September 30, 2018, March 31, 2019 and June 30, 2019, in each case prepared in accordance with generally accepted accounting principles, and other materials. These defaults and events of default are waived until the “Waiver Relief End Date,” which is the earlier of (i) September 9, 2019 (the “Delivery Deadline”) and (ii) the date on which ARH has delivered to the Administrative Agent (a) restated audited consolidated financial statements for the fiscal year ending December 31, 2017 (the “Amended Year-End Financials”), (b) restated consolidated financial statements for the fiscal quarters ending June 30, 2017, September 30, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 (the “Amended Quarterly Financials”) and (c) audited consolidated financial statements for the fiscal year ending December 31, 2018 and consolidated financial statements for the fiscal quarter ending March 31, 2019 and, unless such consolidated financial statements described in clauses (a), (b) and (c) are delivered prior to the Delivery Deadline, consolidated financial statements for the fiscal quarter ending June 30, 2019 (the “Delayed Financials”). Notwithstanding the waiver of any defaults or events of default arising from ARH exceeding the maximum consolidated net leverage ratio, if it is determined on or after the Waiver Relief Date that ARH failed to satisfy the maximum consolidated net leverage ratio at the time of borrowing under the revolving credit facility or when required on or after the last day of the fiscal quarter covered by any Delayed Financials, an event of default will be deemed to have occurred.
In addition, the Amendment waives any default or events of default that may have resulted from ARH under-paying any interest payments or letter of credit fees based on the application of a lower applicable rate due to the delivery, prior to the effective date of the Amendment, of inaccurate financial statements if such inaccuracy arises out of the Inaccurate Matters (as defined below). However, ARH will be required to pay any accrued interest and letter of credit fees that are ultimately determined to have been payable but for such lower applicable rate.
The Amendment also waives inaccuracies of certain representations and warranties made prior to the Waiver Relief End Date to the extent that the inaccuracies are a result of (i) inaccuracies or errors in financial reporting, accounting and related metrics described in the Current Report on Form 8-K filed by ARAH with the Securities and Exchange Commission on March 27, 2019 (the “March 27 Form 8-K”) or otherwise identified pursuant to, or as a result of, the review of the audit committee of the board of directors of ARAH described in the March 27 Form 8-K, and (ii) any weaknesses in internal control over financial reporting related to the foregoing (together, the “Inaccurate Matters”).
The Amendment increases the interest rates payable on term B loans and loans outstanding under the revolving credit facility. Until the first date on which ARH has delivered to the Administrative Agent the Amended Year-End Financials, the Amended Quarterly Financials and the Delayed Financials and no default is then continuing (the “Covenant Reversion Date”), (i) term B loans will bear interest at a rate equal to, at ARH’s option, either (a) an alternate base rate equal to the higher of (1) the prime rate in effect on such day, (2) the federal funds effective rate plus 0.5% and (3) the Eurodollar rate applicable for a one-month interest period plus 1.0% (collectively, the “ABR Rate”), plus an applicable margin of 4.50% (increased from 2.25%), or (b) LIBOR, adjusted for changes in Eurodollar reserves, plus an applicable margin of 5.50% (increased from 3.25%) and (ii) any outstanding loans under the revolving credit facility will bear interest at a rate equal to, at ARH’s option, the ABR Rate or LIBOR, plus an applicable margin of 4.25% on base rate loans and 5.25% on Eurodollar rate loans , instead of pricing such margin off a grid based upon the consolidated net leverage ratio of ARH and its restricted subsidiaries. In addition, until the Covenant Reversion Date, the commitment fee applicable to undrawn revolving commitments under the revolving credit facility will be 0.50%, instead of pricing such fee off a grid based upon the consolidated net leverage ratio of ARH and its restricted subsidiaries, and ARH will not be permitted to incur revolving credit loans or swing line loans or have letters of credit issued if, after giving effect to the incurrence or issuance, our cash and cash equivalents would exceed $75 million.
From and after the Covenant Reversion Date, the applicable margin on term B loans will be 4.00% for base rate loans and 5.00% for Eurodollar rate loans. In addition, from and after the Covenant Reversion Date, any outstanding loans under the revolving credit facility will bear interest at a rate equal to, at ARH’s option, the ABR Rate or LIBOR, plus, in each case, an applicable margin priced off a grid based upon the consolidated net leverage ratio of ARH and its restricted subsidiaries, which margin is 1.75% higher than the applicable margin prior to the Amendment.
Pursuant to the Amendment, the aggregate annual amount by which the principal amount of the term B loans amortizes will increase from the current 1.00% of the $440 million original principal amount of such term B loans to 2.00% of such original principal amount, commencing January 1, 2020. The Amendment also requires that ARH report certain quarterly financial and operating information within 45 days of quarter-end for the fiscal quarters ended March 31 and June 30, 2019.
In addition to the springing maximum consolidated net leverage ratio financial covenant of 6.00:1.00 for the benefit of the lenders under the revolving credit facility, pursuant to the Amendment a new maximum consolidated net leverage ratio maintenance financial covenant of 7.00:1.00 has been added for the benefit of the lenders under both the revolving credit facility and the term B facility.
In connection with the Amendment, ARH paid the Administrative Agent, for the ratable account of each consenting lender, a consent fee of $5.2 million, representing 1.00% of the consenting lenders’ term B loans outstanding on the effective date of the Amendment plus 1.00% of the consenting lenders’ revolving credit commitments outstanding on the effective date of the Amendment.
Merrill Lynch, Wells Fargo, Barclays, SunTrust and JPM, and their affiliates, have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with ARAH or its affiliates, including, in the case of Merrill Lynch, Wells Fargo, Barclays and SunTrust or their affiliates, acting as underwriters in our initial public offering. They have received, or may in the future receive, customary fees and commissions for these transactions. SunTrust is also a lender to some of ARAH’s de novo dialysis clinics.
The above description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1, dated as of April 26, 2019, to Credit Agreement, dated as of June 22, 2017, by and among American Renal Holdings Inc., American Renal Intermediate Company, LLC, the lenders party thereto; SunTrust Bank, as Administrative Agent, Swingline Lender, and L/C Issuer; SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Bank PLC, and JPMorgan Chase Bank, N.A., as joint lead arrangers; Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as Co-Syndication Agents; and Barclays Bank PLC and JPMorgan Chase Bank, N.A., as Co-Documentation Agents.

99.1	Press Release, dated April 26, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: April 26, 2019	By:	/s/ Michael R. Costa
	Name:	Michael R. Costa
	Title:	Vice President, General Counsel and Secretary

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